PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES FOURTH QUARTER 2006 FINANCIAL RESULTS AND
ADJUSTED FFO OF $0.32 PER SHARE FOR THE FOURTH QUARTER

TIMONIUM, MARYLAND - February 6, 2007 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter and fiscal year ended December 31, 2006. The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three and twelve months ended December 31, 2006 of $19.2 million or $0.32 per common share and $76.7 million or $1.31 per common share, respectively. The $19.2 million of FFO available to common stockholders for the fourth quarter includes a $3.6 million non-cash gain on preferred stock and subordinated note investments, $1.2 million of restatement related expenses, a non-cash $0.8 million provision for uncollectible accounts receivable, a $0.6 million non-cash decrease in the fair value of a derivative, a $0.6 million provision for income taxes, a $0.4 million non-cash provision for impairment, $0.3 million of non-cash restricted stock expense and $0.1 million in non-cash accretion investment income. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”). Adjusted FFO was $0.32 per common share for the three months ended December 31, 2006 and $1.24 for the twelve months ended December 31, 2006. Adjusted FFO is a non-GAAP financial measure, which excludes the impact for certain non-cash items, including: restricted stock expense, changes in derivative fair values, gains on preferred stock and subordinated note investments, accretion investment income, a provision for uncollectible accounts receivable, as well as, restatement related expenses and provision for income taxes. For more information regarding FFO and adjusted FFO, see “Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended December 31, 2006, the Company reported net income of $13.4 million, net income available to common stockholders of $10.9 million, or $0.18 per diluted common share and operating revenues of $36.2 million. This compares to net income of $21.0 million, net income available to common stockholders of $18.5 million, or $0.34 per diluted common share, and operating revenues of $28.4 million for the same period in 2005.

For the twelve-month period ended December 31, 2006, the Company reported net income of $55.7 million, net income available to common stockholders of $45.8 million, or $0.78 per diluted common share and operating revenues of $135.7 million. This compares to net income of $38.8 million, net income available to common stockholders of $25.4 million, or $0.49 per diluted common share, and operating revenues of $109.6 million for the same period in 2005.

2006 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•  On August 1, 2006, the Company closed on $171 million of new investments yielding 10%.
•	In August, the Company sold its common stock investment in Sun Healthcare Group (“Sun”) for $7.6 million of cash proceeds.
•  On September 1, 2006, the Company closed on $25.0 million of investments yielding over 10%.
•	On October 20, 2006, the Company restructured its relationship with Advocat that includes a rent increase of $0.7 million annually and a term extension to September 30, 2018.
•	In January 2007, the Company increased the quarterly common dividend per share by $0.01 to $0.26 per share.

FOURTH QUARTER 2006 RESULTS

Operating Revenues and Expenses - Operating revenues for the three months ended December 31, 2006 were $36.2 million. Operating expenses for the three months ended December 31, 2006 totaled $13.0 million, comprised of $8.8 million of depreciation and amortization expense, $3.1 million of general and administrative expenses, a non-cash provision for uncollectible accounts receivable of $0.8 million and $0.3 million of restricted stock expense.

General and administrative expenses of $3.1 million include approximately $1.2 million of professional fees related to the amendments filed on December 14, 2006 to restate the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2006 and June 30, 2006 (collectively, “Restatement”). For more information regarding the Restatement, see the Company’s website, www.omegahealthcare.com, and click the “News Releases” or “SEC Filings” icon on the Company’s home page.

Other Income and Expense - Other income and expense for the three months ended December 31, 2006 was a net expense of $9.4 million and was primarily comprised of $11.9 million of interest expense, $0.4 million of non-cash interest expense, a $3.6 million gain associated with investments in a preferred stock and subordinated note and $0.6 million decrease in the fair value of a derivative.

Funds From Operations - For the three months ended December 31, 2006, reportable FFO available to common stockholders was $19.2 million, or $0.32 per common share, compared to $13.2 million, or $0.24 per common share, for the same period in 2005. The $19.2 million of FFO for the quarter includes a $3.6 million non-cash gain on preferred stock and subordinated note investments, $1.2 million of restatement related expenses, a non-cash $0.8 million provision for uncollectible accounts receivable, a $0.6 million non-cash decrease in the fair value of a derivative, a $0.6 million provision for income taxes, a $0.4 million non-cash provision for impairment, $0.3 million of non-cash restricted stock expense and $0.1 million in non-cash accretion investment income.

The $13.2 million of FFO for the three months ended December 31, 2005, includes $2.8 million of interest expense associated with the tender offer and purchase of approximately 79.3% of the Company’s then $100 million aggregate principal amount of notes due 2007 (“2007 Notes”), a $0.6 million provision for income taxes, a $0.5 million non-cash provision for impairment charge, a $0.4 million non-cash increase in the fair value of a derivative, $0.4 million in non-cash accretion investment income, $0.3 million of non-cash restricted stock amortization, a $0.3 million lease expiration accrual and $1.6 million of net cash proceeds received from a legal settlement

When excluding the above mentioned non-cash or non-recurring items in 2006 and 2005, adjusted FFO was $19.4 million, or $0.32 per common share for the three months ended December 31, 2006, compared to $15.2 million, or $0.28 per common share, for the same period in 2005. For further information, see the attached “Funds From Operations” schedule and notes.

2006 ANNUAL RESULTS

Operating Revenues and Expenses - Operating revenues for the twelve months ended December 31, 2006 were $135.7 million. Operating expenses for the twelve months ended December 31, 2006 totaled $46.6 million, comprised of $32.1 million of depreciation and amortization expense, $9.2 million of general and administrative expenses (which includes $1.2 million of restatement related expenses), a non-cash provision for uncollectible accounts receivable of $0.8 million and $4.5 million of restricted stock expense.

Other Income and Expense - Other income and expense for the twelve months ended December 31, 2006 was a net expense of $31.8 million and was primarily comprised of $42.2 million of interest expense, $5.4 million of non-cash interest expense, a $2.7 million gain on the sale of Sun common stock, a $3.6 million gain associated with investments in a preferred stock and subordinated note and a $9.1 million increase in the fair value of a derivative.

Funds From Operations - For the twelve months ended December 31, 2006, reportable FFO available to common stockholders was $76.7 million, or $1.31 per common share, compared to $42.7 million, or $0.82 per common share, for the same period in 2005. The $76.7 million of FFO for the year includes $4.5 million of non-cash restricted stock expense associated with the Company’s issuance of restricted stock and unit grants to executive officers during 2004, $2.7 million of non-cash interest expense relating to the write-off of deferred financing costs associated with the termination of an old credit facility, $0.8 million of non-cash interest expense associated with the tender offer and purchase of approximately 20.7% of the Company’s then remaining $100 million aggregate principal amount of 2007 Notes, a $2.7 million accounting gain on the sale of an equity security, a $3.6 million non-cash gain on preferred stock and subordinated note investments, a $9.1 million non-cash increase in the fair value of a derivative, $1.3 million of non-cash accretion investment income, a $2.3 million provision for income taxes, $1.2 million of restatement related expenses, a $0.5 million non-cash provision for impairment and a non-cash $0.9 million provision for uncollectible accounts receivable.

The $42.7 million of FFO for the twelve months ended December 31, 2005, includes a $9.6 million non-cash provision for impairment charges recorded throughout 2005, a $3.4 million non-cash provision for impairment on an equity security investment, $2.8 million of interest expense associated with the tender offer and purchase of approximately 79.3% of the Company’s then $100 million aggregate principal amount of 2007 Notes, a $2.4 million provision for income taxes, a $2.0 million non-cash preferred stock redemption charges, $1.1 million of non-cash restricted stock amortization expense, a $1.1 million lease expiration accrual, a $0.1 million non-cash provision for uncollectible notes receivable, $1.6 million of non-cash accretion investment income, $1.6 million of net cash proceeds received from a legal settlement; and $4.1 million of one-time interest revenue associated with a payoff of a mortgage.

When excluding the above mentioned non-cash or non-recurring items in 2006 and 2005, adjusted FFO was $73.1 million, or $1.24 per common share for the twelve months ended December 31, 2006, compared to $57.8 million, or $1.11 per common share, for the same period in 2005. For further information, see the attached “Funds From Operations” schedule and notes.

PORTFOLIO DEVELOPMENTS

Advocat Inc. - As previously reported, the Company restructured its relationship with Advocat on October 20, 2006 (the “Second Advocat Restructuring”) by entering into a Restructuring Stock Issuance and Subscription Agreement with Advocat (the “2006 Advocat Agreement”). Pursuant to the 2006 Advocat Agreement, the Company exchanged the Advocat Series B preferred stock and subordinated note issued to the Company in November 2000 in connection with a restructuring because Advocat was in default on its obligations to the Company (the “Initial Advocat Restructuring”) for 5,000 shares of Advocat’s Series C non-convertible, redeemable (at the Company’s option after September 30, 2010) preferred stock with a face value of approximately $4.9 million and a dividend rate of 7% payable quarterly, and a secured non-convertible subordinated note in the amount of $2.5 million maturing September 30, 2007 and bearing interest at 7% per annum. As part of the Second Advocat Restructuring, the Company also amended its Consolidated Amended and Restated Master Lease by and between one of its subsidiaries, as lessor, and a subsidiary of Advocat, as lessee, to commence a new 12-year lease term through September 30, 2018 (with a renewal option for an additional 12 year term) and Advocat has agreed to increase the master lease annual rent by approximately $687,000 to approximately $14 million commencing on January 1, 2007.

The Second Advocat Restructuring has been accounted for as a new lease in accordance with FASB Statement No. 13, Accounting for Leases (“FAS No. 13”) and FASB Technical Bulletin No. 88-1, Issues Relating to Accounting for Leases (“FASB TB No. 88-1”). The fair value of the assets exchanged in the restructuring (i.e., the Series B non-voting redeemable convertible preferred stock and the secured convertible subordinated note, with a fair value of $14.9 million and $2.5 million, respectively, at October 20, 2006) in excess of the fair value of the assets received (the Advocat Series C non-convertible redeemable preferred stock and the secured non-convertible subordinated note, with a fair value of $4.1 million and $2.5 million, respectively, at October 20, 2006) have been recorded as a lease inducement asset of approximately $10.8 million in the fourth quarter of 2006. The $10.8 million lease inducement asset will be amortized as a reduction to rental income on a straight-line basis over the term of the new master lease. The exchange of securities also resulted in a gain in the fourth quarter of 2006 of approximately $3.0 million representing: (i) the fair value of the secured convertible subordinated note of $2.5 million, previously reserved; (ii) the realization of the gain on investments previously classified as other comprehensive income of approximately $1.1 million relating to the Series B non-voting redeemable convertible preferred stock; and (iii) a loss of approximately $0.6 million resulting from the change in the fair value of the embedded derivative from September 30, 2006 to October 20, 2006.

Guardian LTC Management, Inc. - On September 1, 2006, the Company completed a $25.0 million investment with subsidiaries of Guardian LTC Management, Inc. (“Guardian”), an existing operator of the Company. The transaction involved the purchase and leaseback of a skilled nursing facility (“SNF”) in Pennsylvania and the termination of a purchase option on a combination SNF and rehabilitation hospital in West Virginia owned by the Company. The facilities were included in an existing master lease with Guardian with an increase in contractual annual rent of approximately $2.6 million in the first year and the master lease now includes 17 facilities. In addition, the master lease term was extended from October 2014 through August 2016.

In accordance with FAS No. 13 and FAS TB No. 88-1, $19.2 million of the $25.0 million transaction amount will be accounted for as a lease inducement asset and is classified within accounts receivable - net on the Company’s consolidated balance sheet. The lease inducement will be amortized as a reduction to rental income on a straight-line basis over the term of the new master lease. The remaining payment to Guardian of $5.8 million will be allocated to the purchase of the Pennsylvania SNF.

Sun Healthcare Group, Inc. Common Stock - On August 28, 2006, the Company sold its remaining 760,000 shares of Sun’s common stock for net cash proceeds of approximately $7.6 million. The sale resulted in an accounting gain of approximately $2.7 million during the third quarter of 2006.

Litchfield Investment Company, LLC - On August 1, 2006, the Company completed a transaction with Litchfield Investment Company, LLC and its affiliates (“Litchfield”) to purchase 30 SNFs and one independent living center for a total investment of approximately $171 million. The facilities total 3,847 beds and are located in the states of Colorado (5), Florida (7), Idaho (1), Louisiana (13), and Texas (5). The facilities were subject to master leases with three national healthcare providers, which are existing tenants of the Company. The tenants are Home Quality Management, Inc. (“HQM”), Nexion Health, Inc. (“Nexion”), and Peak Medical Corporation, which was acquired by Sun in December of 2005.

Simultaneously with the close of the purchase transaction, the seven HQM facilities were combined into an Amended and Restated Master Lease containing 13 facilities between the Company and HQM. In addition, the 18 Nexion facilities were combined into an Amended and Restated Master Lease containing 22 facilities between the Company and Nexion.

The Company entered into a Master Lease, Assignment and Assumption Agreement with Litchfield relating to the six Sun facilities which expires on September 30, 2007.

Other - As previously reported, during the three months ended March 31, 2006, Haven Eldercare, LLC (“Haven”), an existing operator for the Company, entered into a $39 million first mortgage loan with General Electric Capital Corporation (“GE Loan”). Haven used the $39 million of proceeds to partially repay on a $62 million mortgage it has with the Company. Simultaneously, the Company subordinated the payment of its remaining $23 million mortgage to that of the GE Loan. In conjunction with the above transactions and the application of Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities, or FIN 46R, the Company consolidated the financial statements and related real estate of the Haven entity into the Company’s financial statements. The consolidation resulted in the following changes to the Company’s consolidated balance sheet as of December 31, 2006: (1) an increase in total gross investments of $39.0 million; (2) an increase in accumulated depreciation of $1.6 million; (3) an increase in other long-term borrowings of $39.0 million; and (4) a reduction of $1.5 million in cumulative net earnings for the twelve months ended December 31, 2006 due to increased depreciation expense. General Electric Capital Corporation and Haven’s other creditors do not have recourse to the Company’s assets. The Company’s results of operations reflect the effect of the consolidation of this entity, which is accounted for similarly to the Company’s other purchase-leaseback transactions.

DIVIDENDS

Common Dividends - On January 16, 2007, the Company’s Board of Directors announced a common stock dividend of $0.26 per share, to be paid February 15, 2007 to common stockholders of record on January 31, 2007. At the date of this release, the Company had approximately 60 million outstanding common shares.

Series D Preferred Dividends - On January 16, 2007, the Company’s Board of Directors declared its regular quarterly dividend for the Series D preferred stock, payable February 15, 2007 to preferred stockholders of record on January 31, 2007. Series D preferred stockholders of record on January 31, 2007 will be paid dividends in the approximate amount of $0.52344 per preferred share, on February 15, 2007. The liquidation preference for the Company’s Series D preferred stock is $25.00 per share. Regular quarterly preferred dividends represent dividends for the period November 1, 2006 through January 31, 2007.

2007 ADJUSTED FFO GUIDANCE AFFIRMED

The Company affirmed its 2007 adjusted FFO available to common stockholders guidance of between $1.32 and $1.36 per diluted share, as previously announced on December 14, 2006.

The Company's adjusted FFO guidance for 2007 excludes the future impacts of acquisitions, gains and losses from the sale of assets, additional divestitures, certain one-time revenue and expense items, capital transactions and restricted stock amortization expense. A reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release. The Company may, from time to time, update its publicly announced adjusted FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve its projected results.

ANNUAL MEETING

The Company's 2007 Annual Meeting of Stockholders will be held on Thursday, May 24, 2007, at 10:00 a.m., local time, at the Holiday Inn Select, Baltimore-North, 2004 Greenspring Drive, Timonium, Maryland. Stockholders of record as of the close of business on April 20, 2007 will be entitled to receive notice of and to participate at the 2007 Annual Meeting of Stockholders.

CONFERENCE CALL

The Company will be conducting a conference call on Tuesday, February 6, 2007, at 10 a.m. EDT to review the Company’s 2006 fourth quarter and year end results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

* * * * * *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry. At December 31, 2006, the Company owned or held mortgages on 239 SNFs and assisted living facilities with approximately 27,302 beds located in 27 states and operated by 32 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) the Company’s ability to maintain its status as a real estate investment trust and to reach a closing agreement with the Internal Revenue Service with respect to the related party tenant issues described in our Form 10-K/A filed with the Securities and Exchange Commission on December 14, 2006 (“Form 10-K/A”), (viii) the impact of the material weakness identified in the management’s report on internal control over financial reporting included in our Form 10-K/A, including expenses that may be incurred in efforts to remediate such weakness and potential additional costs in preparing and finalizing financial statements in view of such material weakness; and (ix) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31,	December 31,
	2006	2005
	(Unaudited)	(Audited)
ASSETS
Real estate properties
Land and buildings at cost	$1,237,165	$990,492
Less accumulated depreciation	(188,188)	(156,198)
Real estate properties - net	1,048,977	834,294
Mortgage notes receivable - net	31,886	104,522
	1,080,863	938,816
Other investments - net	22,078	28,918
	1,102,941	967,734
Assets held for sale - net	3,568	5,821
Total investments	1,106,509	973,555

Cash and cash equivalents	729	3,948
Restricted cash	4,117	5,752
Accounts receivable - net	51,194	15,018
Other assets	12,821	37,769
Total assets	$1,175,370	$1,036,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$150,000	$58,000
Unsecured borrowings	485,000	505,682
Discount on unsecured borrowings - net	(269)	(253)
Other long-term borrowings	41,410	2,800
Accrued expenses and other liabilities	28,037	25,315
Income tax liabilities	5,646	3,299
Operating liabilities for owned properties	92	256
Total liabilities	709,916	595,099

Stockholders’ equity:
Preferred stock issued and outstanding - 4,740 shares Class D with an aggregate liquidation preference of $118,488	118,488	118,488
Common stock $.10 par value authorized - 100,000 shares: Issued and outstanding - 59,703 shares in 2006 and 56,872 shares in 2005	5,970	5,687
Common stock and additional paid-in-capital	694,207	656,753
Cumulative net earnings	292,766	237,069
Cumulative dividends paid	(602,910)	(536,041)
Cumulative dividends - redemption	(43,067)	(43,067)
Accumulated other comprehensive income	—	2,054
Total stockholders’ equity	465,454	440,943
Total liabilities and stockholders’ equity	$1,175,370	$1,036,042

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Rental income	$34,293	$25,380	$127,072	$95,439
Mortgage interest income	1,010	2,110	4,402	6,527
Other investment income - net	809	855	3,687	3,219
Miscellaneous	49	6	532	4,459
Total operating revenues	36,161	28,351	135,693	109,644

Expenses
Depreciation and amortization	8,792	6,157	32,113	23,856
General and administrative	3,120	1,832	9,227	7,447
Restricted stock expense	293	285	4,517	1,140
Provision for uncollectible mortgages, notes and accounts receivable	765	-	792	83
Leasehold expiration expense	-	300	-	1,050
Total operating expenses	12,970	8,574	46,649	33,576

Income before other income and expense	23,191	19,777	89,044	76,068
Other income (expense):
Interest and other investment income	42	130	413	220
Interest	(11,928)	(8,469)	(42,174)	(29,900)
Interest - amortization of deferred financing costs	(439)	(551)	(1,952)	(2,121)
Interest - refinancing costs	-	(2,750)	(3,485)	(2,750)
Litigation settlements	-	1,599	-	1,599
Provision for impairment on equity securities	-	-	-	(3,360)
Gain on sale of equity securities	-	-	2,709	-
Gain on investment restructuring	3,567	-	3,567	-
Change in fair value of derivatives	(593)	411	9,079	(16)
Total other expense	(9,351)	(9,630)	(31,843)	(36,328)

Income before gain on assets sold	13,840	10,147	57,201	39,740
Gain from assets sold - net	-	-	1,188	-
Income from continuing operations before income taxes	13,840	10,147	58,389	39,740
Provision for income taxes	(608)	(609)	(2,347)	(2,385)
Income from continuing operations	13,232	9,538	56,042	37,355
Gain (loss) from discontinued operations	177	11,434	(345)	1,398
Net income	13,409	20,972	55,697	38,753
Preferred stock dividends	(2,481)	(2,481)	(9,923)	(11,385)
Preferred stock conversion and redemption charges	-	-	-	(2,013)
Net income available to common	$10,928	$18,491	$45,774	$25,355

Income per common share:
Basic:
Income from continuing operations	$0.18	$0.13	$0.79	$0.46
Net income	$0.18	$0.34	$0.78	$0.49
Diluted:
Income from continuing operations	$0.18	$0.13	$0.79	$0.46
Net income	$0.18	$0.34	$0.78	$0.49

Dividends declared and paid per common share	$0.25	$0.22	$0.96	$0.85

Weighted-average shares outstanding, basic	59,980	53,780	58,651	51,738
Weighted-average shares outstanding, diluted	60,109	54,055	58,745	52,059

Components of other comprehensive income:
Net income	$13,409	$20,972	$55,697	$38,753
Unrealized gain (loss) on common stock investment	-	(570)	1,580	1,384
Reclassification adjustment for gains on common stock investment	-	-	(1,740)	-
Reclassification adjustment for gains on preferred stock investment	(1,091)	-	(1,091)	-
Unrealized loss on preferred stock investment	(40)	(299)	(803)	(1,258)
Total comprehensive income	$12,278	$20,103	$53,643	$38,879

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net income available to common stockholders	$10,928	$18,491	$45,774	$25,355
Deduct gain from real estate dispositions(1)	(547)	(11,460)	(1,354)	(7,969)
Sub-total	10,381	7,031	44,420	17,386
Elimination of non-cash items included in net income:
Depreciation and amortization(1)	8,831	6,209	32,263	25,277
Funds from operations available to common stockholders	$19,212	$13,240	$76,683	$42,663

Weighted-average common shares outstanding, basic	59,980	53,780	58,651	51,738
Effect of restricted stock awards	106	124	74	86
Assumed exercise of stock options	23	151	20	235
Weighted-average common shares outstanding, diluted	60,109	54,055	58,745	52,059

Fund from operations per share available to common stockholders	$0.32	$0.24	$1.31	$0.82

Adjusted funds from operations:
Funds from operations available to common stockholders	$19,212	$13,240	$76,683	$42,663
Deduct/add non-cash (increase) decrease in fair value of Advocat derivative	593	(411)	(9,079)	16
Deduct Advocat non-cash gain on investment restructuring	(3,567)	—	(3,567)	—
Deduct Advocat non-cash accretion investment income	(125)	(411)	(1,280)	(1,636)
Deduct gain from sale of Sun common stock	—	—	(2,709)	—
Deduct legal settlements	—	(1,599)	—	(1,599)
Deduct prepayment penalty/administration fee	—	—	—	(4,059)
Add back restatement related expenses	1,234	—	1,234	—
Add back non-cash provisions for uncollectible mortgages, notes and accounts receivable	765	—	944	83
Add back non-cash provision for income taxes	608	609	2,347	2,385
Add back non-cash provision for impairments on real estate properties(1)	420	463	541	9,617
Add back non-cash restricted stock expense	293	285	4,517	1,140
Add back one-time non-cash interest refinancing expense	—	2,750	3,485	2,750
Add back non-cash provision for impairments on equity securities	—	—	—	3,360
Add back non-cash preferred stock conversion/redemption charges	—	—	—	2,013
Add back leasehold expiration expense	—	300	—	1,050
Adjusted funds from operations available to common stockholders	$19,433	$15,226	$73,116	$57,783
(1) Includes amounts in discontinued operations

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of the Securities and Exchange Commission’s (“SEC”) Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. FFO available to common stockholders per share is further adjusted for the effect of restricted stock awards and the exercise of in-the-money stock options. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as FFO available to common stockholders less one-time revenue and expense items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO. As a result, its FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of the Company’s FFO results to another company's FFO results may not be meaningful.

The following table presents a reconciliation of our guidance regarding 2007 FFO and Adjusted FFO to net income available to common stockholders:

	2007 Projected
Per diluted share:
Net income available to common stockholders	$0.76	−	$0.80
Adjustments:
Depreciation and amortization	0.56	−	0.56
Funds from operations available to common stockholders	$1.32	−	$1.36

Adjustments:
Restricted stock expense	0.00	−	0.00
Adjusted funds from operations available to common stockholders	$1.32	−	$1.36

The following table summarizes the results of operations of assets held for sale and facilities sold during the three and twelve months ended December 31, 2006 and 2005, respectively.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(In thousands)
Revenues
Rental income	$95	$489	$372	$4,443
Other income	—	—	—	24
Subtotal revenues	95	489	372	4,467
Expenses
Depreciation and amortization	39	52	150	1,421
General and administrative	6	—	40	—
Provision for uncollectible accounts receivable	—	—	152	—
Provision for impairment	420	463	541	9,617
Subtotal expenses	465	515	883	11,038

Loss before gain on sale of assets	(370)	(26)	(511)	(6,571)
Gain on assets sold - net	547	11,460	166	7,969
Gain (loss) from discontinued operations	$177	$11,434	$(345)	$1,398

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending December 31, 2006.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# Beds	Investment	% Investment
Real Property(1)(2)	224	25,828	$1,256,365	97%
Loans Receivable(3)	9	1,120	33,298	3%
Total Investments	233	26,948	$1,289,663	100%

Investment Data	# of Properties	# Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1)(3)	225	26,362	$1,235,852	96%	$47
Assisted Living Facilities	6	416	30,377	2%	73
Rehab Hospitals	2	170	23,434	2%	138
	233	26,948	$1,289,663	100%	$48

(1) Excludes six held for sale facilities and includes $19.2 million for lease inducement.
(2) Includes 7 buildings worth $61.8 million resulting from FIN 46 Consolidation.
(3) Includes $1.4 million of unamortized principal.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Year Ended
	December 31, 2006		December 31, 2006
Rental Property (1)	$34,293	95%	$127,072	94%
Mortgage Notes	1,010	3%	4,402	3%
Other Investment Income	809	2%	3,687	3%
	$36,112	100%	$135,161	100%

Revenue by Facility Type	Three Months Ended		Year Ended
	December 31, 2006		December 31, 2006
Assisted Living Facilities	$573	2%	$1,900	1%
Skilled Nursing Facilities (1)	34,730	96%	129,574	96%
Other	809	2%	3,687	3%
	$36,112	100%	$135,161	100%

(1) Revenue includes $0.7 million and $0.9 million reduction for lease inducements for the three and twelve months, respectively.

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	38	$210,222	16%
Communicare.	19	192,274	15%
Haven	15	117,230	9%
Advocat, Inc.	32	107,019	8%
Guardian (1)	17	105,181	8%
HQM	13	98,369	8%
Remaining Operators	99	459,368	36%
	233	$1,289,663	100%

(1) Investment amount includes a $19.2 million lease inducement.

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South (1)	109	$517,655	40%
Midwest	53	336,119	26%
Northeast	37	262,872	20%
West	34	173,017	14%
	233	$1,289,663	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	37	$278,253	22%
Florida	25	173,441	13%
Pennsylvania	17	110,123	9%
Texas	21	82,826	6%
California	15	60,665	5%
Remaining States (1)	118	584,355	45%
	233	$1,289,663	100%
(1) Investment amount includes $19.2 million for a lease inducement.

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue(1)	Current Interest Revenue(1)	Lease and Interest Revenue	%
	2007	3,510	-	3,510	3%
	2008	1,071	-	1,071	1%
	2009	-	-	-	0%
	2010	11,210	1,445	12,654	9%
	2011	11,500	218	11,718	8%
	Thereafter	109,930	2,133	112,064	79%
		$137,220	$3,796	$141,057	100%

Note: (1) Based on 2006 contractual rents and interest (assumes no annual escalators)

Selected Facility Data
TTM ending 9/30/06				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees
All Healthcare Facilities	82.4%	11.8%	14.0%	2.1 x	1.6 x

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending December 31, 2006.

Current Capitalization ($000's)
	Outstanding Balance	%
Borrowings Under Bank Lines	$ 150,000	13.1%
Long-Term Debt Obligations (1)	526,410	46.1%
Stockholder's Equity	465,454	40.8%
Total Book Capitalization	$ 1,141,864	100.0%

(1) Excludes net discount of $0.3 million on unsecured borrowings. Includes $39.0 million of additional debt due to required consolidation of Haven real estate entity per FASB Interpretation No. 46R.

Leverage & Performance Ratios
Debt / Total Book Cap	59.2%
Debt / Total Market Cap	36.3%
Interest Coverage:
4th quarter 2006	2.69 x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	Haven FIN-46 Consolidation	Other	Senior Notes	Total
	2007	$-	$-	$415	$-	$415
	2008	-	-	435	-	435
	2009	-	-	465	-	465
	2010	200,000	-	495	-	200,495
	Thereafter	-	39,000	600	485,000	524,600
		$200,000	$39,000	$2,410	$485,000	$726,410

Note: (1) Reflected at 100% capacity.

The following table presents investment activity for the three- and twelve-month periods ending December 31, 2006.

Investment Activity ($000's)
	Three Months Ended		Year Ended
	December 31, 2006		December 31, 2006
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property (1)	$ -	0%	$ 196,000,000	100%
Mortgages	-	0%	-	0%
Other	-	0%	-	0%
Total	$ -	0%	$ 196,000,000	100%

(1) Investment amount includes a $19.2 M lease inducement.